UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 14, 2023

McDONALD’S CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-5231	36-2361282
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 North Carpenter Street

Chicago, Illinois

(Address of principal executive offices)

60607

(Zip Code)

(630) 623-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	MCD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On August 14, 2023, McDonald’s Corporation (the “Company”) issued $600.0 million of its 4.800% Medium-Term Notes due 2028 (the “2028 Notes”), $600.0 million of its 4.950% Medium-Term Notes due 2033 (the “2033 Notes”) and $800.0 million of its 5.450% Medium-Term Notes due 2053 (the “2053 Notes” and, together with the 2028 Notes and the 2033 Notes, the “Notes”). The Notes were issued pursuant to the Company’s medium-term notes program, as set forth in the Company’s Registration Statement on Form S-3 (Registration No. 333-258270), filed with the Securities and Exchange Commission on July 29, 2021, the related prospectus and prospectus supplement, each dated July 29, 2021, and Pricing Supplement No. 3 (relating to the 2028 Notes), Pricing Supplement No. 4 (relating to the 2033 Notes) and Pricing Supplement No. 5 (relating to the 2053 Notes), each dated August 9, 2023.

A copy of the legal opinion of the Company’s Executive Vice President, Global Chief Legal Officer and Secretary relating to the legality of the Notes is filed as Exhibit 5 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

5.1	Opinion of Desiree Ralls-Morrison, Executive Vice President, Global Chief Legal Officer and Secretary of McDonald’s Corporation.

23.1	Consent of Desiree Ralls-Morrison, Executive Vice President, Global Chief Legal Officer and Secretary of McDonald’s Corporation (included in the opinion filed as Exhibit 5.1 hereto).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McDONALD’S CORPORATION
(Registrant)

Date:	August 14, 2023	By:	/s/ Jeffrey J. Pochowicz
Jeffrey J. Pochowicz Corporate Vice President, Associate General Counsel and Assistant Secretary